EXHIBIT 3.3


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             DHB CAPITAL GROUP INC.


         DHB Capital Group Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         1. That by unanimous written consent, the Board of Directors of the Corporation duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation declaring said amendment to be advisable and directing that the amendment be considered at the next Annual Meeting of the Stockholders of the Corporation. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that the Certificate of Incorporation be amended to change the name of the Company from DHB Capital Group Inc. to DHB Industries, Inc. and that for that purpose to amend Article First thereof to read in its entirety as follows:

                       FIRST:The name of the corporation is DHB Industries, Inc.

         2. That thereafter, the Annual Meeting of Stockholders of the Corporation was duly called and held on July 20, 2001, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares required by statute were voted in favor of the amendment.

         3. That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said DHB Capital Group Inc. has caused this Certificate to be signed by David H. Brooks, its Chairman and Chief Executive Officer, and attested by Dawn M. Schlegel, its Secretary, this 20th day of July, 2001.

                                                DHB Capital Group Inc.


                                                /s/ DAVID H. BROOKS
                                                _____________________________
                                                David H. Brooks, Chairman and
                                                Chief Executive Officer

         ATTEST:



         By   /s/ DAWN H. SCHLEGEL
              ___________________________
              Dawn H. Schlegel, Secretary